[Graphic Omitted]

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                             SUNCOAST NATURALS, INC.



TOTAL AUTHORIZED ISSUE OF PREFERRED STOCK 1,000,000 SHARES VALUE $.01 EACH TOTAL
          AUTHORIZED ISSUE OF COMMON STOCK 25,000,000 SHARES $.001 EACH

This is to Certify that  _____________________________ is the Owner of


________________________________________________________________________________
     Shares of Fully-Paid and Non-Assessable Shares of Common Stock of the
                                  Corporation

Transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

WITNESS, the seal of this Corporation and the signatures of its duly authorized Officers.

DATED


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SECRETARY                        [Graphic Omitted]    PRESIDENT